Service Properties Trust (Nasdaq: SVC) Investor Presentation May 2024 Exhibit 99.1

2 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Warning Concerning Forward-Looking Statements, Disclaimers and Non-GAAP Financial Measures The contents of this presentation are not to be construed as legal, regulatory, business, accounting or tax advice. You should consult your own attorney, business advisor, accountant and tax advisor as to legal, regulatory, business, accounting and tax advice. This presentation has been prepared exclusively for the internal confidential use of the recipient only. This presentation is confidential. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of the contents hereof, without the prior written consent of SVC, is prohibited. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: SVC’s ongoing renovation program and SVC’s issuance of $1.2 billion of senior guaranteed unsecured notes and anticipated redemption or repurchase of $1.15 billion of senior unsecured notes maturing in 2025. Forward-looking statements reflect SVC’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: Sonesta Holdco Corporation and its subsidiaries, or Sonesta’s, ability to successfully operate the hotels it manages for SVC, SVC and the ability of SVS’s managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization, if and when business transient hotel business will return to historical levels and whether any improved hotel industry conditions will continue, increase or be sustained, whether and the extent to which SVC’s managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC, competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC’s managers and tenants operate, particularly in those markets in which SVC’s properties are located, SVC’s ability to repay or refinance debts as they mature or otherwise become due, SVC’s ability to maintain sufficient liquidity, including the availability of borrowings under SVC’s revolving credit facility, SVC’s ability to pay interest on and principal of SVC’s debt, SVC’s ability to acquire properties that realize SVC’s targeted returns, SVC’s ability to sell properties at prices we target, SVC’s ability to raise or appropriately balance the use of debt or equity capital, potential defaults under SVC’s management agreements and leases by SVC’s managers and tenants, SVC’s ability to increase hotel room rates and rents at SVC’s net leased properties as SVC’s leases expire in excess of SVC’s operating expenses and to grow SVC’s business, SVC’s ability to increase and maintain hotel room and net lease property occupancy at SVC’s properties, SVC’s ability to pay distributions to SVC’s shareholders and to increase or sustain the amount of such distributions, SVC’s ability to make cost-effective improvements to SVC’s properties that enhance their appeal to hotel guests and net lease tenants, SVC’s ability to engage and retain qualified managers and tenants for SVC’s hotels and net lease properties on satisfactory terms, SVC’s ability to diversify SVC’s sources of rents and returns that improve the security of SVC’s cash flows, SVC’s credit ratings, the ability of SVC’s manager, The RMR Group LLC, or RMR, to successfully manage SVC, actual and potential conflicts of interest with SVC’s related parties, including SVC’s Managing Trustees, Sonesta, RMR and others affiliated with them, SVC’s ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of SVC’s hotels, limitations imposed by, and SVC’s ability to satisfy, complex rules to maintain SVC’s qualification for taxation as a real estate investment trust, or REIT, for U.S. federal income tax purposes, compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters, acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond SVC’s control and other matters. You should not place undue reliance upon SVC’s forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that SVC obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on SVC’s good faith estimates and beliefs derived from its review of internal surveys and independent sources and its experience. SVC believes that these external sources, estimates and beliefs are reliable and reasonable, but it has not independently verified them. Although SVC is not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. Unless otherwise noted, all data presented are as of or for the three months ended March 31, 2024. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre. Calculations of, and reconciliations for these metrics to the closest GAAP metrics, are included in Financial Information hereto.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Company Overview

4 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 SVC: Company Overview Necessity-based retail assets with strong rent coverage, low capex requirements and long lease terms produce stable cash flows that balance the cyclicality of the hotel portfolio. Hotel Portfolio consists of Full Service, Extended Stay and Select Service assets across multiple chain scales. SVC invests in two asset categories: hotels and service-focused retail net lease properties to provide diversification to its cash flows. Diversified by location and industry: properties operated by 181 tenants / operators in 22 industries with 146 brands located across 46 states, Washington, D.C., Puerto Rico and Canada. 220 HOTELS 37,697 KEYS $6.4B INVESTMENT 749 RETAIL NET LEASE ASSETS 13.4M RENTABLE SQUARE FEET $5.0B INVESTMENT 969 TOTAL PROPERTIES $11.4B TOTAL INVESTMENT Diversified Portfolio with National Scale

5 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Portfolio Summary Number of Properties Hotel Properties 220 Number of hotel rooms 37,697 Net Lease Properties 749 Net lease square feet 13,384,219 Total Properties 969 Average hotel property size 171 rooms Average net lease property size 17,869 sq. ft. Investments Diversification Facts Hotels $ 6,370,776 Tenants/Operators 181 Net Lease Properties 5,049,288 Brands 146 Total Investments $ 11,420,064 Industries 22 States 46 (36 States, DC, PR, ON) As of March 31, 2024 (dollars in thousands) (1) (1) (1) Based on investment. (2) (36 states, DC, PR, ON) CA 12% TX 8% FL 6% IL 6% GA 6% AZ 4%OH 4%LA 3% PA 3% MO 3% Other 45% (36 States, DC, PR, ON) Hotels 56% Net Lease Properties 44% Portfolio Composition Geographical Diversification

6 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 SVC’s assets are located in 46 states, Washington, D.C., Puerto Rico and Canada (1). Geographically Diverse Portfolio Across Net Lease and Hotels • SVC has invested $11.4 billion in its real estate portfolio. • SVC’s investments are located in various markets with demand generators. • SVC believes geographic diversity mitigates market risk. (1) As of March 31, 2024. (2) Consists of properties in 36 different states, Washington D.C., Puerto Rico and Ontario, Canada with an average investment of $10,898 per property. (dollars in thousands) (2)

SVC: Recent Company Highlights

- In May 2023, TravelCenters of America Inc., or TA, was acquired by BP p.l.c. (NYSE: BP).
    - Transaction provided SVC with $379.3 million of cash for the value of the TA common shares it owned, the sale of the TA trade name and rents prepaid by BP.
    - Annual rental income is fixed at $254.0 million and increases 2% per year over the initial 10 year term of the lease and the 50 years of extension options.
- In June 2023, SVC acquired the oceanfront Nautilus Hotel in the South Beach neighborhood of Miami, Florida for $165.4 million, excluding closing costs, or approximately $662,000 per key. The hotel will undergo a $25 million repositioning in 2025, reopening under Sonesta's lifestyle brand, The James.
- In June 2023, SVC entered into an amended and restated credit agreement governing its $650.0 million secured revolving credit facility with a maturity date of June 29, 2027, with two six-month extensions.
- SVC has proactively addressed all $2.3 billion of its 2024 and 2025 debt maturities.
    - Issued $1.0 billion aggregate principal amount of 8.625% senior secured notes, and together with cash on hand, redeemed all $1.175 billion of unsecured notes maturing in 2024.
    - Priced $700.0 million of five year 8.375% senior guaranteed unsecured notes and $500.0 million of eight year 8.875% senior guaranteed unsecured notes.
        - Proceeds to be used to redeem or repurchase all $1.15 billion of senior notes maturing in 2025.
- Investing in hotel portfolio to drive improvements through major renovation program.
    - Projected spend ~$300 million in FY 2024.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 7

8 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Go-Forward Financial Strategy Key Credit Highlights 2 3 4 5 6 1 SVC owns necessity-base ret il asse s with stable cash flows, strong rent coverage, low capex requirements and long-term leases that balance the cyclicality of its hotel portfolio Diversified Net Lease and Hotel Portfolio with National Scale Significant Credit Enhancement and Value Creation Resulting from BP’s Acquisition of TA Stable Net Lease Cash Flows with Well-laddered Lease Maturities, Low Capex Requirements, and Significant Rent Coverage Over $7.1 Billion Unencumbered Asset Pool and Significant Available Liquidity Continued Improvement in Operating and Financial Performance, Particularly in Lodging, and Recent Success in Improving Credit Metrics Continuously demonstrating ability to raise different forms of capital amid challenging markets

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Hotel Portfolio

10 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 BY SERVICE LEVEL(1) BY CHAIN SCALE(1)BY LOCATION Full Service, 39.9% Select Service, 22.7% Extended Stay, 37.4% Upscale, 46.6% Upper Upscale, 15.0% Upper Midscale/ Midscale, 38.4% Location Keys % of Portfolio Suburban 18,315 48.6% Urban 9,443 25.0% Airport 6,904 18.3% Resort 2,701 7.2% Small Metro 121 0.3% Interstate 213 0.6% Total 37,697 100.0% Hotel Portfolio: Diversified by Location and Service Level (1) Based on number of keys.

11 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Hotel Portfolio: Monthly Operating Metrics (218 Comparable Hotels) Monthly Hotel EBITDA ($ in millions) 50.0% 57.9% 65.4% 65.8% 66.4% 70.9% 69.9% 65.3% 66.7% 65.9% 57.1% 49.4% 50.0% 56.0% 62.6% $134 $139 $142 $141 $142 $147 $144 $136 $142 $145 $133 $128 $135 $136 $141 $67 $81 $93 $93 $94 $104 $100 $89 $95 $96 $76 $63 $67 $76 $88 $0 $50 $100 $150 $200 $250 0% 10% 20% 30% 40% 50% 60% 70% 80% Jan '23 Feb '23 Mar '23 Apr '23 May '23 Jun '23 Jul '23 Aug'23 Sep '23 Oct '23 Nov '23 Dec '23 Jan '24 Feb '24 Mar '24 Occupancy ADR RevPAR $1.6 $10.8 $23.1 $29.6 $30.4 $33.6 $31.7 $15.8 $29.2 $31.9 $8.7 $1.8 ($1.8) $6.2 $21.6 ($5) $0 $5 $10 $15 $20 $25 $30 $35 $40 Jan '23 Feb '23 Mar '23 Apr '23 May '23 Jun '23 Jul '23 Aug '23 Sep '23 Oct ' 23 Nov '23 Dec '23 Jan '24 Feb'24 Mar '24

12 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 • 8th largest hotel company according to Smith Travel Research. • More than 1,100 hotels totaling more than 95,000 rooms across 13 brands. • Manages over 200 hotels. • Franchises close to 1,000 hotels. • SVC owns 34% of Sonesta. • Equity investment has a carrying value of $111 million. • Unique owner / operator alignment. Hotel Portfolio: Sonesta at a Glance Information as of March 31, 2024. Source: Sonesta International Hotels, Inc.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Net Lease Portfolio

14 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Net Lease Portfolio: High-Quality Service & Necessity Based Assets Net Lease Portfolio Statistics 749 $375mm Properties Annualized Minimum Rent 13.4mm 8.7 Rentable Square Feet Weighted Average Lease Term(1) 97.3% 2.37x Occupancy Rent Coverage Diverse Geographical Footprint (1) (1) By annualized minimum rent. 21 Industries | 137 Brands % of Annual Minimum Rent<1% >9.0%

15 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 3% 81% 13% 3% Percentage Rent Fixed/Scheduled CPI Flat (1) By annualized minimum rent. Net Lease Portfolio: Reliable Income Stream and Low Capex Requirements Well-Laddered Lease Expirations (1) 97% of Leases Have Contractual Increases or Percentage Rent Lease Structures $375mm 1.3% 2.3% 3.1% 3.4% 2.9% 2.1% 1.3% 1.2% 0.8% 81.6% 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 and thereafter

16 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Net Lease Portfolio: Diversified Tenants & Industries Mitigate Risk (1) By annualized minimum rent. (2) Rent coverage information provided by tenant is for all 175 sites on a consolidated basis and is as of March 31, 2024. Top Ten Tenants by Brand (1)Tenants by Industry (1) Travel Centers, 68.5% Restaurants - Quick Service, 5.2% Restaurants - Casual Dining, 3.2% Health and Fitness, 3.0% Home Goods and Leisure, 2.8% Medical, Dental Office, 2.5% Grocery Stores, 2.5% Movie Theaters, 2.2% Automotive Equipment and Services, 2.1% Automotive Dealers, 1.3% Other, 6.7% TravelCenters of America / Petro Stopping Centers 67.7% 1.75x(2) The Great Escape 2.1% 6.20x Life Time Fitness 1.5% 2.35x Buehler's Fresh Foods 1.5% 3.25x Heartland Dental 1.3% 4.41x Norms 1.0% 3.40x Express Oil Change 1.0% 4.32x AMC Theatres 0.9% 2.17x Flying J Travel Plaza 0.9% 4.94x America's Auto Auction 0.9% 7.16x Other 21.2% 3.35x 100% 2.37x Brand % of Annualized Minimum Rent Rent Coverage

17 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Net Lease Portfolio TravelCenters of America (TA) • Represents 67.7% of SVC’s net lease minimum rents. • 175 travel centers operate under two brands. • Difficult to replicate real estate located near exits along the U.S. Interstate Highway System. • Five master leases that run through 2033; 50 years of extension options. • Rents are guaranteed by BP Corporation North America Inc. • Pure triple net leases; SVC has no capital expenditure requirements. Retail Net Lease Portfolio • Represents 32.3% of net lease minimum rents. • Necessity based retail assets with strong rent coverage, low capex requirements. TA 402 – Wilmington Wilmington, IL Mister Car Wash – Albuquerque, NM

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Financial Information

19 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 $2 $800 $850 $400 $1,125 $400 $500 $1 $2 $2 $2 $601 $1,000 $0 $200 $400 $600 $800 $1,000 $1,200 2024 2025 2026 2027 2028 2029 2030 2031 2032 $ (M ill io n s) Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility Balance Sheet Overview Debt Maturities Book Capitalization Leverage/Coverage Ratios Net Debt / Total Gross Assets 53.9% Net Debt / Gross Book Value of Real Estate Assets and Cash 57.1% LTM Adjusted EBITDAre / LTM Pro Forma Interest Expense 1.7x Net Debt / LTM Adjusted EBITDAre 9.1x Balance Sheet Profile Secured Fixed Rate Debt 24% Unsecured Fixed Rate Debt 60% Shareholder’s Equity 16% • Over $7.1 billion of unencumbered assets (gross book value). • Unsecured fixed rate senior notes: $4.1 billion with a weighted average interest rate of 5.93%. • Secured fixed rate senior notes: $1.0 billion at 8.625%. • Secured fixed rate net lease mortgage notes: $608.1 million with a weighted average interest rate of 5.60%. • $650 million revolving credit facility: o Currently no amounts outstanding. o Maturity date of June 2027. • No derivatives, off-balance sheet liabilities, or material adverse change clauses or ratings triggers. 1. Proforma for SVC’s issuance of $1.2 billion of senior guaranteed unsecured notes (expected closing June 3, 2024) and anticipated redemption or repurchase of $1.15 billion of senior unsecured notes maturing in 2025. 2. SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity in 2028. These notes are prepayable without penalty 24 months prior to the expected maturity date. 3. As of March 31, 2024, SVC had no amounts outstanding under its $650 million revolving credit facility. (3)(2) 24% 60% 16% (1)

20 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 RMR’s Operations Include: National Multi-Sector Investment Platform OFFICE INDUSTRIAL MULTIFAMILY MEDICAL OFFICE LIFE SCIENCE SENIOR LIVING HOTELS RETAIL RMR Managed Companies Approximately 2,100 Properties More than $5 Billion in Annual Revenues Over $41 Billion in AUM More than 1,100 CRE Professionals More than 35 Offices Throughout the U.S. Financial Services: Real Estate Services: Business Services: Accounting Acquisitions/ Dispositions Administration Capital Markets Asset Management Human Resources Compliance/ Audit Construction/ Development Information Technology (IT) Finance/ Planning Engineering Investor Relations Treasury Leasing Marketing Tax Property Management Legal/ Risk Management SVC is Managed by The RMR Group, an Alternative Asset Manager The RMR Group, LLC Over 20,000 Employees

21 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 RMR base management fee tied to SVC share price performance. RMR incentive fees contingent on total shareholder return(1) outperformance. • Equal to 12% of value generated by SVC in excess of the benchmark index total returns (MSCI U.S. REIT/HOTEL & RESORT REIT Index) per share over a three year period, subject to a cap (1.5% of equity market cap). • Absolute dollar outperformance must be positive to receive an incentive fee: it can’t be negative but must be better than the index. • Shareholders keep 100% of benchmark returns and 88% of returns in excess of the benchmark. Alignment of Interests If SVC’s stock price goes up and its total market cap exceeds its historical cost of real estate, RMR base management fee is capped at 50 bps of historical cost of real estate. If total market cap is less than historical cost of real estate, base fee fluctuates with share price. Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management and RMR are holders of SVC stock, RMR is subject to long term lock up agreements. SVC shareholders have visibility into RMR, a publicly traded company. SVC benefits from RMR’s national footprint and economies of scale of a $41 billion platform. (1) To determine final share price in SVC’s Total Return calculation, the business management agreement requires that the highest ten day share price average within the last 30 trading days of the measurement period be used. In the past, this and other less significant factors have resulted in differences between the MSCI calculation of SVC’s total return percentage and the total return percentage computed under the agreement. The RMR Group and Shareholder Alignment 21 Other fees. • Property management fee consists of an annual fee based on 3.0% of rents collected at SVC’s managed retail net lease properties. • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) SVC's historical cost of real estate, or (2) SVC's total market capitalization. • There is no incentive fee for RMR to complete any transaction that could reduce share price.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Appendix

23 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Calculation of Funds From Operations (FFO) and Normalized FFO (amounts in thousands, except per share data) For the Three Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Net (loss) income $ (78,383) $ (43,323) $ (4,128) $ (11,278) $ 25,950 Add (Less): Depreciation and amortization 93,107 94,952 94,498 94,571 100,039 Loss on asset impairment, net (4) 2,451 27 512 9,005 — Loss (gain) on sale of real estate, net (5) 2,963 (1,280) (123) 62 (41,898) Loss (gain) on equity securities, net — — — 593 (49,430) Adjustments to reflect SVC's share of FFO attributable to an investee 966 940 972 798 1,233 FFO 21,104 51,316 91,731 93,751 35,894 Add (Less): Loss on early extinguishment of debt (6) — 1,242 — 238 44 Adjustments to reflect SVC's share of Normalized FFO attributable to an investee 2 1,034 263 207 321 Transaction related costs (3) — (3,556) 115 931 887 Normalized FFO $ 21,106 $ 50,036 $ 92,109 $ 95,127 $ 37,146 Weighted average common shares outstanding (basic and diluted) 165,158 165,154 165,027 164,902 164,867 Basic and diluted per common share amounts: Net (loss) income $ (0.48) $ (0.26) $ (0.03) $ (0.07) $ 0.16 FFO $ 0.13 $ 0.31 $ 0.56 $ 0.57 $ 0.22 Normalized FFO $ 0.13 $ 0.30 $ 0.56 $ 0.58 $ 0.23 See accompanying notes on page 27.

24 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre (dollars in thousands) See accompanying notes on page 27. For the Three Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Net (loss) income $ (78,383) $ (43,323) $ (4,128) $ (11,278) $ 25,950 Add (Less): Interest expense 91,414 89,979 82,280 82,503 81,580 Income tax expense (benefit) 1,007 (723) (2,242) 5,247 (3,780) Depreciation and amortization 93,107 94,952 94,498 94,571 100,039 EBITDA 107,145 140,885 170,408 171,043 203,789 Add (Less): Loss on asset impairment, net (4) 2,451 27 512 9,005 — Loss (gain) on sale of real estate, net (5) 2,963 (1,280) (123) 62 (41,898) Adjustments to reflect SVC's share of EBITDAre attributable to an investee 2,556 2,315 2,707 2,275 2,614 EBITDAre 115,115 141,947 173,504 182,385 164,505 Add (Less): Loss (gain) on equity securities, net — — — 593 (49,430) Loss on early extinguishment of debt (6) — 1,242 — 238 44 Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee 2 1,034 263 207 321 Transaction related costs (3) — (3,556) 115 931 887 General and administrative expense paid in common shares 431 487 1,446 970 514 Adjusted EBITDAre $ 115,548 $ 141,154 $ 175,328 $ 185,324 $ 116,841

Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels (dollars in thousands)

	For the Three Months Ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Number of hotels	218	218	218	218	218
Room revenues	$ 262,854	$ 269,113	$ 324,338	$ 328,006	$ 267,746
Food and beverage revenues	44,536	48,284	43,333	52,567	41,909
Other revenues	18,683	18,945	22,838	21,823	17,036
Hotel operating revenues - comparable hotels	326,073	336,342	390,509	402,396	326,691
Rooms expenses	88,930	90,787	103,135	100,312	88,182
Food and beverage expenses	37,083	37,788	35,953	38,964	34,337
Other direct and indirect expenses	127,047	121,842	131,999	127,108	124,431
Management fees	12,483	12,809	15,051	15,342	12,636
Real estate taxes, insurance and other	33,338	29,713	25,912	25,311	30,111
FF&E Reserves	1,082	981	1,689	1,710	1,539
Hotel operating expenses - comparable hotels	299,963	293,920	313,739	308,747	291,236
Hotel EBITDA	$ 26,110	$ 42,422	$ 76,770	$ 93,649	$ 35,455
Hotel EBITDA Margin	8.0%	12.6%	19.7%	23.3%	10.9%
Hotel operating revenues (GAAP) (1)	$ 336,236	$ 343,385	$ 395,526	$ 404,327	$ 334,796
Add (Less):					
Hotel operating revenues from non-comparable hotels	(10,163)	(7,043)	(5,017)	(1,931)	(8,105)
Hotel operating revenues - comparable hotels	$ 326,073	$ 336,342	$ 390,509	$ 402,396	$ 326,691
Hotel operating expenses (GAAP) (1)	$ 305,086	$ 297,488	$ 317,752	$ 309,100	$ 299,566
Add (Less):					
Hotel operating expenses from non-comparable hotels	(7,348)	(5,820)	(6,263)	(2,409)	(10,825)
Reduction for security deposit and guaranty fundings, net (2)	522	650	(140)	(195)	335
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	–	80	(80)	–
FF&E Reserves from managed hotel operations	1,082	981	1,689	1,710	1,539
Other (7)	621	621	621	621	621
Hotel operating expenses - comparable hotels	$ 299,963	$ 293,920	$ 313,739	$ 308,747	$ 291,236

See accompanying notes on page 27.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 25

Calculation and Reconciliation of Hotel EBITDA - All Hotels*
(dollars in thousands)

	For the Three Months Ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Number of hotels	220	221	221	221	220
Room revenues	$ 269,926	$ 273,869	$ 327,688	$ 329,484	$ 275,267
Food and beverage revenues	46,563	49,878	44,279	52,837	42,245
Other revenues	19,747	19,638	23,559	22,006	17,284
Hotel operating revenues	336,236	343,385	395,526	404,327	334,796
Rooms expenses	90,806	92,477	104,550	100,935	91,300
Food and beverage expenses	38,513	39,095	36,997	39,282	34,750
Other direct and indirect expenses	127,578	121,289	132,254	126,360	128,202
Management fees	12,294	12,583	14,611	14,855	12,143
Real estate taxes, insurance and other	37,038	33,315	29,900	28,014	34,128
FF&E Reserves	1,092	992	1,719	1,737	1,992
Hotel operating expenses	307,321	299,751	320,031	311,183	302,515
Hotel EBITDA	$ 28,915	$ 43,634	$ 75,495	$ 93,144	$ 32,281
Hotel EBITDA Margin	8.6%	12.7%	19.1%	23.0%	9.6%
Hotel operating expenses (GAAP) [1]	$ 305,086	$ 297,488	$ 317,752	$ 309,100	$ 299,566
Add (Less):					
Reduction for security deposit and guaranty fundings, net [2]	522	650	(140)	(195)	335
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	–	80	(80)	–
FF&E Reserves from managed hotel operations	1,092	992	1,718	1,737	1,993
Other [7]	621	621	621	621	621
Hotel operating expenses	$ 307,321	$ 299,751	$ 320,031	$ 311,183	$ 302,515

See accompanying notes on page 27. Results of all hotels owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024

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27 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Notes to Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA (dollars in thousands) 1. As of March 31, 2024, SVC owned 220 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. 2. When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $522 and $335 for the three months ended March 31, 2024 and 2023, respectively. 3. Transaction related costs for the three months ended March 31, 2023 of $887 primarily consisted of costs related to potential acquisitions. 4. SVC recorded a loss on asset impairment for the three months ended March 31, 2024 of $2,451 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell. 5. SVC recorded a net loss on sale of real estate during the three months ended March 31, 2024 of $2,963 in connection with the sales of one hotel and three net lease properties. SVC recorded a net gain on sale of real estate during the three months ended March 31, 2023 of $41,898 in connection with the sale of 18 hotels. 6. SVC recorded a loss on early extinguishment of debt during the three months ended March 31, 2023 of $44 in connection with the write off of deferred financing costs relating to its repayment of $500,000 of unsecured senior notes. 7. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended March 31, 2024 and 2023 related to this liability.

28 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 23. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains and losses on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 23. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 24. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 24. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on March 31, 2024 and were open and operating for the entirety of the periods being compared. For the periods presented, SVC's comparable results exclude two hotels. One of the hotels was not owned for the entirety of the periods and the other suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Non-GAAP Financial Measures and Certain Definitions

29 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2024 Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta Holdco Corporation and its subsidiaries, or Sonesta. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner’s priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Gain (Loss) on Equity Securities, Net: Gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to its fair value. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued)

Service Properties Trust (Nasdaq: SVC) Investor Presentation May 2024